UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2023

KARTOON STUDIOS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-37950 (Commission File Number)	20-4118216 (I.R.S. Employer Identification No.)

190 N. Canon Drive, 4th Fl., Beverly Hills, CA 90210

(Address of principal executive offices) (Zip Code)

(310) 273-4222

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TOON	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers

On December 14, 2023, Michael Hirsh, a member of the Board of Directors (the “Board”) of Kartoon Studios, Inc. (the “Company”) resigned from the Board, effective December 14, 2023. Mr. Hirsh’s resignation was not the result of any disagreement with the Company or the Board on any subject, including its operations, policies or practices. Mr. Hirsh will continue to provide services to the Company as an executive producer on a consulting basis.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARTOON STUDIOS, INC..

Date: December 15, 2023	By:	/s/ Andy Heyward
Name: Andy Heyward
Title: Chief Executive Officer

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